Exhibit 3.1a

Delaware

__________

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

“TECHNOLOGY INTEGRATION GROUP, INC.” UNDER THE NAME OF “TECHNOLOGY INTEGRATION GROUP, INC.”, A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE FIRST DAY OF DECEMBER, A. D. 2005, AT 7:19 O’CLOCK P. M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

SEAL

/s/ Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

AUTHENTICATION:  4338065

DATE:  12-02-05

STATE OF DELAWARE

CERTIFICATE OF MERGER OF

FOREIGN CORPORATION INTO

A DOMESTIC CORPORATION

Pursuant to Title 8, Section 252 of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST:  The name of the surviving corporation is TECHNOLOGY INTEGRATION GROUP, INC., a Delaware corporation, and the name of the corporation being merged into this surviving corporation is TECHNOLOGY INTEGRATION GROUP, INC., a New York Corporation.

SECOND:  The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations pursuant to Title 8, Section 252 of the General Corporation Law of the State of Delaware.

THIRD:  The name of the surviving corporation is TECHNOLOGY INTEGRATION GROUP, INC., a Delaware corporation.

FOURTH:  The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.

FIFTH:   The authorized stock and par value of the non-Delaware corporation is One Thousand (1,000) authorized, no par value.

SIXTH:    The merger is to become effective on the date of filing this Certificate of Merger.

SEVENTH:  The Agreement of Merger is on file at 85 Livingston Avenue, Suite 3, Roseland, New Jersey 07068

EIGHTH:  A copy of the Agreement of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the 1st day of December, A.D., 2005.

By: /s/ Cosimo J. Patti

  Authorized Officer

By: /s/ Cosimo J. Patti

       Cosimo J. Patti

Title: President

State Of Delaware

Secretary of State

Division of Corporations

Delivered 07:19 PM 12/01/2005

FILED 07:19 PM 12/01/2005

SRV 050978347 – 4069728 FILE

2